     As filed with the Securities and Exchange Commission on June 26, 1998
                                                 Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              California                                        95-2920557
     (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                        Identification No.)

        700 East Bonita Avenue                                     91767
          Pomona, California                                    (Zip code)
(Address of principal executive offices)

                              -------------------

                       1996 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              -------------------

                               JAMES C. LOCKWOOD
                        Vice President - General Counsel
                      Keystone Automotive Industries, Inc.
                             700 East Bonita Avenue
                            Pomona, California 91767
                    (Name and address of agent for service)

                                (909) 624-8041
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                              PAUL H. IRVING, ESQ.
                         Manatt, Phelps & Phillips, LLP
                          11355 West Olympic Boulevard
                         Los Angeles, California 90064
                                 (310) 312-4200

                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                             Proposed          Proposed
                             Amount           maximum          maximum         Amount of
Title of securities          to be        offering price      aggregate      registration
to be registered         registered (1)    per share (2)    offering price        fee
-----------------------------------------------------------------------------------------
Common Stock                   370,000       $25.125         $9,296,250         $2,742.39
==========================================================================================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options and the grant of certain other awards under the 1996 Employee Stock Incentive Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c), based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on June 19, 1998.

================================================================================

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), and are incorporated herein by reference.

Item 1.   Plan Information.
          ----------------

          a.   Prospectus for the 1996 Employee Stock Incentive Plan

          b.   1996 Employee Stock Incentive Plan

          c.   Amendment No. 1 to 1996 Employee Stock Incentive Plan

          d.   Form of Incentive Stock Option Agreement

          e.   Form of Non-Qualified Stock Option Agreement

Item 2.   Registrant Information and Employee Plan Annual Information.
          -----------------------------------------------------------

          The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referred to in Item 1 above.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Keystone Automotive Industries, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 370,000 shares (the "Shares") of the Registrant's Common Stock for issuance pursuant to the Registrant's 1996 Employee Stock Incentive Plan, as amended (the "Plan"), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof. The Shares are in addition to 730,000 shares of the Registrant's Common Stock registered on a Registration Statement on Form S-8 filed with and declared effective by the Securities and Exchange Commission on March 27, 1997. The Plan covers an aggregate of 1,100,000 shares of the Registrant's Common Stock.

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents previously filed by the Registrant with the Commission are incorporated in this Registration Statement by reference:

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended March 27, 1998, filed with the Securities and Exchange Commission on June 25, 1998;

          (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

          (c) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A, as declared effective by the Commission on June 20, 1996, including any amendment or report filed for the purpose of updating such information.

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Section 204 of the General Corporation Law of the State of California (the "California Law") permits the limitation of the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders under certain conditions and subject to certain limitations.

          Section 317 of the California Law (i) permits indemnification of directors, officers, employees and other agents of the corporation under certain conditions and subject to certain limitations and (ii) provides that the corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees and other agents against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

          Article Seven of the Amended and Restated Articles of Incorporation of the Registrant provides as follows:

          Seven:  The liability of the directors of this corporation for
          -----
          monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California
          Law) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Law, subject only to the applicable limits set forth in Section 204 of the California Law with respect to actions for breach of duty to the corporation and its shareholders. This corporation is authorized to purchase and maintain insurance on behalf of its agents against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such from a company, the shares of which are owned in whole or in part by this corporation, provided that any policy issued by such company is limited to the extent required by applicable law. Any repeal or modification of the foregoing provisions of this Article Seven by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of that repeal or modification.

          Section 3.16 of the Amended and Restated Bylaws of the Registrant provides as follows:

          Section 3.16   Indemnification of Directors, Officers, Employees, and
                         ------------------------------------------------------
Other Agents.
------------

          (a) The corporation shall, to the maximum extent and in the manner permitted by the California Corporations Code ("Code"), indemnify each of its directors against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this
          Section 3.16, a "director" of the corporation includes any person (i) who is or was a director of the corporation, (ii) who is or was serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, or
          (iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

          (b) The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its officers, employees and agents against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an officer, employee or agent of the corporation. For purposes of this Section 3.16, an "officer," "employee" or "agent" of the corporation includes any person (i) who is or was an officer, employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an officer, employee or agent of the corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

          (c) Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 3.16(a) shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 3.16. Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is permitted pursuant to Section 3.16(b) may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 3.16.

          (d) The indemnification provided by this Section 3.16 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

          (e) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 3.16.

          (f) No indemnification or advance shall be made under this Section 3.16, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

               (1) That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

               (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

          The Registrant has entered into indemnification agreements with certain of its directors and executive officers which require the Registrant to indemnify such persons to the fullest extent permitted by applicable law.

          The Registrant maintains an insurance policy pursuant to which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors and officers.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

    Exhibit
    Number     Description
    ------     -----------
      3.1(1)   Amended and Restated Articles of Incorporation of the Registrant,
               as amended.
      3.2(2)   Amended and Restated Bylaws of the Registrant, as amended.
      5.1      Opinion of Manatt, Phelps & Phillips, LLP.
     23.1      Consent of Manatt, Phelps & Phillip, LLP (see Exhibit 5.1).
     23.2      Consent of Independent Auditors (Ernst & Young LLP).
     24.1      Power of Attorney (See page II-6).
     99.1(3)   1996 Employee Stock Incentive Plan.
     99.2(4)   Amendment No. 1 to 1996 Employee Stock Incentive Plan.
     99.3      Form of Incentive Stock Option Agreement.
     99.4      Form of Non-Qualified Stock Option Agreement.

(1) Filed as an exhibit to Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 17, 1996 (File No. 333-3994) and as an exhibit to the Registrant's Annual Report on Form 10-K filed with the Commission on June 25, 1998, and incorporated herein by reference.

(2) Filed as an exhibit to Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 17, 1996 (File No. 333-3994) and as an exhibit to the Registration Statement on Form S-1 filed with the Commission on June 6, 1997 (File No. 333-28709), and incorporated herein by reference.

(3) Filed as Exhibit 10.10 to the Registration Statement on Form S-1 filed with the Commission on April 18, 1996 (File No. 333-3994), and incorporated herein by reference.

(4) Filed as Exhibit 10.15 to the Registrant's Registration Statement on Form S-4 filed with the Commission on May 18, 1998 (File No. 333-52969), and incorporated herein by reference.

Item 9.  Undertakings.
         ------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of California, on this 25th day of June, 1998.

                                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.



                                     By  /s/ Charles J. Hogarty
                                       ---------------------------------
                                       Charles J. Hogarty, President

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles J. Hogarty and John M. Palumbo his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                 Title                               Date
       ---------                                 -----                               ----

/s/ Charles J. Hogarty            President, Chief Executive Officer             June 25, 1998
------------------------      and Director (Principal Executive Officer)
   Charles J. Hogarty

/s/ Al A. Ronco                        Executive Vice President,                 June 25, 1998
------------------------                Secretary and Director
   Al A. Ronco

/s/ John M. Palumbo           Vice President, Treasurer and Chief Financial      June 25, 1998
------------------------   Officer (Principal Financial and Accounting Officer)
   John M. Palumbo

/s/ Timothy C. McQuay                         Director                          June 25, 1998
------------------------
   Timothy C. McQuay

/s/ George E. Seebart                         Director                          June 25, 1998
------------------------
   George E. Seebart

/s/ Ronald G. Brown                           Director                          June 25, 1998
------------------------
   Ronald G. Brown

                                 EXHIBIT INDEX

    Exhibit
    Sequential
    Number     Description                                                        Page Number
    ------     -----------                                                        -----------
     3.1(1)   Amended and Restated Articles of Incorporation of the Registrant,
              as amended.
     3.2(2)   Amended and Restated Bylaws of the Registrant, as amended.
     5.1      Opinion of Manatt, Phelps & Phillips, LLP.
    23.1      Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1).
    23.2      Consent of Independent Auditors (Ernst & Young LLP).
    24.1      Power of Attorney (See page II-6).
    99.1(3)   1996 Employee Stock Incentive Plan.
    99.2(4)   Amendment No. 1 to 1996 Employee Stock Incentive Plan.
    99.3      Form of Incentive Stock Option Agreement.
    99.4      Form of Non-Qualified Stock Option Agreement.

(1) Filed as an exhibit to Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 17, 1996 (File No. 333-3994) and as an exhibit to the Registrant's Annual Report on Form 10-K filed with the Commission on June 25, 1998, and incorporated herein by reference.

(2) Filed as an exhibit to Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on June 17, 1996 (File No. 333-3994) and as an exhibit to the Registration Statement on Form S-1 filed with the Commission on June 6, 1997 (File No. 333-28709), and incorporated herein by reference.

(3) Filed as Exhibit 10.10 to the Registration Statement on Form S-1 filed with the Commission on April 18, 1996 (File No. 333-3994), and incorporated herein by reference.

(4) Filed as Exhibit 10.15 to the Registrant's Registration Statement on Form S-4 filed with the Commission on May 18, 1998 (File No. 333-52969), and incorporated herein by reference.